Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 16, 2021, with respect to the combined financial statements of Egencia included in Amendment No 2. to the Registration Statement of Global Business Travel Group, Inc.

/s/ Ernst & Young, LLP

Seattle, Washington

August 3, 2022